UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2013, TMS International Corp. (the “Company”) announced that Tube City IMS Corporation (“TCIMS”), the Company’s wholly owned subsidiary, and certain other of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to TCIMS’s outstanding senior secured Term Loan B credit agreement (the “Existing Term Loan Agreement” and, as amended by the Amendment, the “Amended Term Loan”) among TCIMS, as borrower, certain other subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto.

Pursuant to the Amendment, the applicable margin used to calculate the amount of interest payable on borrowings under the Amended Term Loan has been reduced. Borrowings under the Existing Term Loan Agreement bore interest at a rate equal to an applicable margin plus, at TCIMS’ option, either (a) a base rate calculated in a customary manner (which would never be less than the adjusted Eurodollar rate plus 1%) or (b) an adjusted Eurodollar rate calculated in a customary manner (with a floor of 1.25%). The applicable margin under the Existing Term Loan Agreement was 3.50% per annum with respect to base rate borrowings and 4.50% per annum with respect to Eurodollar rate borrowings. Pursuant to the Amendment, the applicable margin has been amended to be 2.75% with respect to base rate borrowings and 3.75% with respect to Eurodollar rate borrowings, and the interest rate floor with respect to Eurodollar rate borrowings has been reduced to 1.00%.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment and Exhibit A thereto, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

J.P. Morgan Chase Bank, N.A. and certain of its affiliates also serve as administrative agent and collateral agent under TCIMS’ asset-backed revolving credit facility (the “ABL Facility”) and certain of the lenders under the Amended Term Loan or their affiliates are lenders under the ABL Facility as well. In addition, certain of the lenders under the Amended Term Loan and their affiliates have engaged in, and may in the future engage in, commercial and investment transactions with the Company, its subsidiaries, and/or Onex Corporation or its affiliates (which collectively hold a majority of the Company’s issued and outstanding common stock) in the ordinary course of business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of March 21, 2013, to the Credit Agreement, dated as of March 20, 2012, among Tube City IMS Corporation, as borrower, Metal Services Holdco, LLC and Tube City IMS, LLC, as guarantors, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: March 27, 2013

	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer